Exhibit 99.1

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Joseph E. Sutaris, EVP & Chief Financial Officer Office: (315) 445-7396

Community Financial System, Inc. Reports Second Quarter 2024 Results

SYRACUSE, N.Y. — July 23, 2024 — Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported second quarter 2024 results that are included in the attached supplement. This earnings release, including supporting financial tables, is also available within the press releases section of the Company's investor relations website at: https://ir.communityfinancialsystem.com/news-presentations/press-releases/. An archived webcast of the earnings call will be available on this site for one full year.

Second Quarter 2024 Performance Summary

•	Net income of $47.9 million, or $0.91 per fully diluted share, increased $0.02 per fully diluted share from the prior year’s second quarter and increased $0.15 per fully diluted share from the first quarter of 2024

•	Operating net income, a non-GAAP measure that excludes from net income the after-tax effects of acquisition expenses, acquisition-related contingent consideration adjustments, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets, of $50.5 million, or $0.95 per fully diluted share, decreased $0.01 per fully diluted share from the prior year’s second quarter and increased $0.13 per fully diluted share from the first quarter of 2024

•	Total revenues of $183.8 million, a new quarterly record for the Company, increased $8.5 million, or 4.9%, from the prior year’s second quarter and increased $6.5 million, or 3.7%, from the first quarter of 2024

•	Net interest income of $109.4 million increased $0.1 million, or 0.1%, from the prior year’s second quarter and increased $2.4 million, or 2.3%, from the first quarter of 2024

•	Total financial services (employee benefit services, insurance services and wealth management services) revenues of $54.1 million, also a new quarterly record for the Company, increased $5.8 million, or 12.1%, from the prior year’s second quarter and increased $2.1 million, or 4.0%, from the first quarter of 2024

•	Operating pre-tax, pre-provision net revenue, a non-GAAP measure that excludes from income before income taxes the provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets, of $68.1 million, or $1.29 per fully diluted share, increased $0.05 per fully diluted share from the prior year’s second quarter and increased $0.11 per fully diluted share from the first quarter of 2024

•	Total ending loans of $10.02 billion increased $140.4 million, or 1.4%, from the end of the first quarter of 2024, marking the twelfth consecutive quarter of loan growth, and increased $853.1 million, or 9.3%, from the end of the prior year’s second quarter

•	Total ending deposits of $13.14 billion decreased $214.1 million, or 1.6%, from the end of the first quarter of 2024 and increased $266.1 million, or 2.1%, from the end of the prior year’s second quarter

•	Annualized loan net charge-offs were 0.05% for the quarter

•	Tier 1 leverage ratio of 9.07% at the end of the quarter continues to substantially exceed the regulatory well-capitalized standard of 5.0%

Company management will conduct an investor call at 11:00 a.m. (ET) today, July 23, 2024, to discuss the second quarter 2024 results. The conference call can be accessed at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada). Investors may also listen live via the Internet at: https://app.webinar.net/VN97qOvz8pd.

CBU Investor Day – September 6, 2024

Community Financial System, Inc. (NYSE: CBU) will host its Investor Day on September 6, 2024, which will be available both in person at the New York Stock Exchange conference facilities and virtually. The event will provide an opportunity for investors to engage directly with Company management, gain insights into strategic initiatives, and explore the Company's future growth prospects.

Registration Details:

•	In-Person Attendance: Register here – https://edge.media-server.com/mmc/p/ko6picw9
•	Virtual Attendance: Register here – https://edge.media-server.com/mmc/p/77ifdrya

Additional details, including the agenda, will be available on the Company's website.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $15 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, and Western Massachusetts. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 75 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Community Bank Wealth Management operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company visit www.cbna.com or www.communityfinancialsystem.com.

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Joseph E. Sutaris, EVP & Chief Financial Officer Office: (315) 445-7396

Community Financial System, Inc. Reports Second Quarter 2024 Results

SYRACUSE, N.Y. — July 23, 2024

Community Financial System, Inc. (the “Company”) (NYSE: CBU) reported second quarter 2024 net income of $47.9 million, or $0.91 per fully diluted share and non-GAAP operating net income of $50.5 million, or $0.95 per fully diluted share.

“Our Company continued to execute on our below average risk and above average return investment profile through our diverse revenue streams, best-in-class core funding, strong credit and regulatory capital position, and robust liquidity levels. For the third consecutive quarter, the Company established a new record for quarterly revenues as noninterest revenues continued to grow while expansion in interest income outpaced pressure on funding costs,” commented Dimitar A. Karaivanov, President and CEO.

“Strong results in all of our businesses combined with cost control and strong credit performance in our banking business all contributed to a $0.15, or 19.7%, increase in diluted earnings per share over the linked first quarter. In addition, the Company’s operating pre-tax, pre-provision net revenue per share, a non-GAAP measure, increased $0.05, or 4.0%, over the prior year’s second quarter, demonstrating solid improvement in the Company’s year-over-year core operating performance.

The opportunity set in all of our businesses remains excellent. Looking forward, we anticipate executing on these opportunities to support our diversified revenue business model, while maintaining our foundational balance sheet strength.”

During the second quarter of 2024, the Company announced the change of its corporate name from Community Bank System, Inc. to Community Financial System, Inc. to reflect the Company’s broader business model and mission in contributing to the prosperity of its community, including its clients, colleagues and shareholders by providing comprehensive financial services across its four main business lines.

Additionally, during the second quarter the Company announced it will host an in-person and virtual Investor Day on September 6, 2024 at the New York Stock Exchange conference facilities where the senior leadership team will provide insights into the strategies, performance and future outlook on each of the Company’s lines of business – Banking, Employee Benefit Services, Insurance Services and Wealth Management Services.

Second Quarter 2024 Performance

Operating Performance

•         Diluted Earnings Per Share

o    $0.91 per share, an increase of $0.02 per share from the second quarter of 2023 and an increase of $0.15 per share from the first quarter of 2024

•         Operating Diluted Earnings Per Share (non-GAAP)

o    $0.95 per share, a decrease of $0.01 per share from the second quarter of 2023 and an increase of $0.13 per share from the first quarter of 2024

•         Operating Pre-Tax, Pre-Provision Net Revenue Per Share (non-GAAP)

o    $1.29 per share, an increase of $0.05 per share from the second quarter of 2023 and an increase of $0.11 per share from the first quarter of 2024

Return Metrics	• Return on Assets | Operating Return on Assets (non-GAAP) o 1.22% | 1.29% • Return on Equity | Operating Return on Equity (non-GAAP) o 11.79% | 12.43%

Revenues

•         Total Revenues

o    $183.8 million, an increase of $8.5 million, or 4.9%, from the second quarter of 2023 and an increase of $6.5 million, or 3.7%, from the first quarter of 2024

•         Total Operating Revenues (non-GAAP)

o    $183.2 million, an increase of $7.9 million, or 4.5%, from the second quarter of 2023 and an increase of $5.9 million, or 3.3%, from the first quarter of 2024

•         Noninterest Revenues

o    $74.4 million, an increase of $8.4 million, or 12.7%, from the second quarter of 2023 and an increase of $4.1 million, or 5.8%, from the first quarter of 2024

•         Total Operating Noninterest Revenues (non-GAAP)

o    $73.8 million, an increase of $7.7 million, or 11.7%, from the second quarter of 2023 and an increase of $3.5 million, or 5.0%, from the first quarter of 2024

•         Noninterest Revenues/Total Revenues | Operating Noninterest Revenues/Operating Revenues (FTE) (non-GAAP)

o    40.5% | 40.1%

Net Interest Income and Net Interest Margin

•         Net Interest Income

o    $109.4 million, an increase of $2.4 million, or 2.3%, from the first quarter of 2024 and an increase of $0.1 million, or 0.1%, from the second quarter of 2023

•         Net Interest Margin

o    3.01%, an increase of six basis points from 2.95% for the first quarter of 2024 and a decrease of 13 basis points from 3.14% for the second quarter of 2023

•         Net Interest Margin (Fully Tax-Equivalent) (non-GAAP)

o    3.04%, an increase of six basis points from 2.98% for the first quarter of 2024 and a decrease of 14 basis points from 3.18% for the second quarter of 2023

Balance Sheet and Funding

•         Total Ending Loans

o    $10.02 billion, an increase of $140.4 million, or 1.4%, from March 31, 2024, and an increase of $853.1 million, or 9.3%, from one year ago

•         Total Ending Deposits

o    $13.14 billion, a decrease of $214.1 million, or 1.6%, from March 31, 2024, and an increase of $266.1 million, or 2.1%, from one year ago

•         Total Deposit Funding Costs | Total Cost of Funds

o    1.23% | 1.37%

Risk Metrics

•         Annualized Loan Net Charge-Offs

o    0.05%

•         Tier 1 Leverage Ratio

o    9.07%

•         Loan-to-deposit ratio

o    76.3%

•         Non-owner occupied and multifamily commercial real estate (“CRE”) / total bank-level regulatory capital

o    198%

Second Quarter 2024 Business Segment Revenues

Banking

•      Total Revenues of $129.0 million increased $2.0 million, or 1.6%, from the second quarter of 2023 and increased $3.8 million, or 3.0%, from the first quarter of 2024.

•       The increases between both periods were due to an increase in noninterest revenues primarily resulting from higher mortgage banking revenues and higher net interest income.

Employee Benefit Services

•       Total Revenues of $32.1 million increased $3.5 million, or 12.4%, from the second quarter of 2023 and increased $0.4 million, or 1.3%, from the first quarter of 2024.

•      The increases between both periods were reflective of increases in the total participants under administration along with growth in asset-based fee revenues and the acquisition of certain assets of Creative Plan Designs Limited on February 1, 2024.

Insurance Services

•       Total Revenues of $13.3 million increased $1.4 million, or 12.2%, from the second quarter of 2023 and increased $2.2 million, or 19.8%, from the first quarter of 2024.

•      The increases between both periods were reflective of organic and acquired growth in commissions revenues including the incremental revenues resulting from the acquisition of a New York-based insurance agency on April 1, 2024.

Wealth Management Services

•       Total Revenues of $8.7 million increased $0.8 million, or 10.6%, from the second quarter of 2023 and decreased $0.5 million, or 5.6%, from the first quarter of 2024.

•       The increase from the prior year’s second quarter was reflective of more favorable investment market conditions that drove increases in assets under management between the periods while the decrease from the linked first quarter was driven by seasonal factors.

Results of Operations

The Company reported second quarter 2024 net income of $47.9 million, or $0.91 per fully diluted share. This compares to net income of $48.3 million, or $0.89 per fully diluted share, for the second quarter of 2023. The $0.02 increase in earnings per share was driven by increases in noninterest revenues and net interest income and a decrease in the number of fully diluted shares outstanding, partially offset by increases in noninterest expenses, the provision for credit losses and income taxes. Comparatively, the Company’s diluted earnings per share increased $0.15 from $0.76 per share for the linked first quarter of 2024 due to increases in noninterest revenues and net interest income and decreases in the provision for credit losses and the number of fully diluted shares outstanding, partially offset by increases in income taxes and noninterest expenses.

Net Interest Income and Net Interest Margin

The Company’s twelfth consecutive quarter of loan growth supported continued expansion in interest income that more than offset higher interest expense driven by funding cost pressures, resulting in net interest income growth and margin expansion.

•	Net interest income in the second quarter of 2024 was $109.4 million, up $0.1 million, or 0.1%, compared to the second quarter of 2023, and up $2.4 million, or 2.3%, from the first quarter of 2024.
•	Net interest margin in the second quarter of 3.01% and fully tax-equivalent net interest margin, a non-GAAP measure, of 3.04% decreased by 13 basis points and 14 basis points, respectively, from the second quarter of 2023. These decreases were primarily the result of an increase in the cost of interest-bearing liabilities, partially offset by higher yields on interest-earning assets and a higher proportion of those assets being comprised of loan balances. The change in composition of interest-earning assets was primarily due to strong organic loan growth and a decrease in investment securities balances driven by maturities between the periods and the sales of certain available-for-sale investment securities in the second quarter of 2024.
•	The yield on interest-earning assets increased 53 basis points to 4.35% over the prior year’s second quarter primarily as a result of higher loan yields due to higher interest rates on new loans, an increase in variable and adjustable-rate loan yields driven by higher market interest rates, including the prime rate, and a high level of new loan originations.
•	The cost of interest-bearing liabilities increased 89 basis points from 0.94% in the second quarter of 2023 to 1.83% in the second quarter of 2024 as a result of market-driven higher deposit and borrowing rates and change in deposit mix as the proportion of time deposit balances increased.
•	On a linked quarter basis, net interest margin and tax-equivalent net interest margin, a non-GAAP measure, both increased by six basis points. The cost of funds also increased six basis points, including a six basis point increase in the cost of interest-bearing liabilities, while the yield on interest-earning assets increased 11 basis points. The increase in the cost of interest-bearing liabilities included a 12 basis point increase in the average interest-bearing deposit rate and a 10 basis point decrease in the average borrowing rate impacted by the Company’s short-term utilization of the Federal Reserve’s Bank Term Funding Program during the first quarter which temporarily reduced the proportion of lower rate customer repurchase agreements to total borrowings.

Noninterest Revenues

The Company’s banking and financial services (including employee benefit services, insurance services and wealth management services) noninterest revenue streams continue to reduce its dependence on net interest income and provide a solid foundation for future growth and opportunities.

•	Banking noninterest revenues, comprised of deposit service and other banking fees and mortgage banking revenues, were $19.6 million for the second quarter of 2024, an increase of $1.9 million, or 10.6%, from the second quarter of 2023 and $1.4 million, or 7.6%, from the first quarter of 2024. The increases between both periods were primarily due to higher mortgage banking revenues as sales of secondary market eligible residential mortgage loans rose.
•	Employee benefit services revenues for the second quarter of 2024 were $32.1 million, an increase of $3.5 million, or 12.4%, in comparison to the second quarter of 2023 and $0.4 million, or 1.3%, from the first quarter of 2024, driven by new business and increases in the total participants under administration, along with growth in asset-based fee revenues resulting from market appreciation and the acquisition of certain assets of Creative Plan Designs Limited on February 1, 2024 that added fee revenues related to employee benefit plan design, administration and consulting.
•	Insurance services revenues for the second quarter of 2024 were $13.3 million, which represents a $1.4 million, or 12.2%, increase versus the prior year’s second quarter and $2.2 million, or 19.8%, from the first quarter of 2024, due to organic and acquired growth in commissions revenues including the incremental revenues resulting from the acquisition of a New York-based insurance agency for $4.6 million in total consideration on April 1, 2024.
•	Wealth management services revenues for the second quarter of 2024 were $8.7 million, an increase of $0.8 million, or 10.6%, from the second quarter of 2023 and a decrease of $0.5 million, or 5.6%, from the first quarter of 2024. The increase from the prior year’s second quarter was reflective of more favorable investment market conditions that drove increases in assets under management between the periods, while the decrease from the linked first quarter was driven by a decline in certain trust administration fee income streams that are seasonally higher in the first quarter.

Noninterest Expenses and Income Taxes

The Company continues to maintain a focus on managing expenses consistent with its organic growth strategies and scale objectives, while evaluating efficiency opportunities and the enhancement of operating leverage in all lines of business.

•	The Company recorded $119.0 million in total noninterest expenses in the second quarter of 2024, compared to $113.0 million of total noninterest expenses in the prior year’s second quarter. The $6.0 million, or 5.3%, increase between the periods was mainly driven by higher salaries and employee benefits and data processing and communications expenses.
•	The $5.4 million, or 8.0%, increase in salaries and employee benefits expenses was primarily driven by merit and market-related increases in employee wages and acquisitions between the periods, partially offset by the impact of the previously announced retail customer service workforce optimization plan.
•	The $1.0 million, or 6.9%, increase in data processing and communications expenses is reflective of the Company’s continued investment in customer-facing and back-office technologies including investments being made in additional technology to enhance its cybersecurity infrastructure including the detection and prevention of customer payment-related fraud.
•	The effective tax rate for the second quarter of 2024 was 22.8%, up from 21.4% in the second quarter of 2023. Excluding the impact of tax expense and benefits related to stock-based compensation activity and income tax credit amortization, the effective tax rate for the second quarter of 2024 was 22.3%, up from 21.4% in the second quarter of 2023.

Financial Position and Liquidity

The Company’s financial position and liquidity profile remain strong, demonstrating the effectiveness of its strategic asset and liability management and prudent financial planning.

•	The Company’s total assets were $15.91 billion at June 30, 2024, representing a $798.8 million, or 5.3%, increase from one year prior and a $48.1 million, or 0.3%, increase from the end of the first quarter of 2024. The increase in the Company’s total assets during the twelve-month period was primarily driven by organic loan growth, partially offset by the maturities and sales of certain available-for-sale investment securities. The increase in total assets from the end of the prior quarter was reflective of continued organic loan growth partially offset by a net decrease in deposit balances due to seasonal municipal outflows.
•	At June 30, 2024, the Company’s readily available sources of liquidity totaled $4.44 billion, including cash and cash equivalents balances of $201.5 million, investment securities unpledged as collateral totaling $1.89 billion, unused borrowing capacity at the Federal Home Loan Bank of New York of $1.18 billion and $1.17 billion of funding availability at the Federal Reserve Bank’s discount window.
•	The available sources of immediately available liquidity represent over 200% of the Company’s estimated uninsured deposits, net of collateralized and intercompany deposits.
•	Estimated insured deposits, net of collateralized and intercompany deposits, represent greater than 80% of second quarter total ending deposits.

Deposits and Funding

The Company continues to leverage its robust core deposit base, characterized by low funding costs, to support its financial operations.

•	Ending deposits at June 30, 2024 of $13.14 billion were $214.1 million, or 1.6%, lower than the end of the first quarter of 2024 due to seasonal municipal outflows and $266.1 million, or 2.1%, higher than one year prior primarily driven by higher municipal deposit balances reflective of competitive offerings and expansion of its municipal deposit relationship base due in part to the Company’s business development efforts.
•	Ending borrowings of $932.2 million at June 30, 2024, which included $533.8 million of fixed rate Federal Home Loan Bank of New York term borrowings, $215.5 million of customer repurchase agreements, $177.6 million of overnight borrowings and $5.3 million of finance lease liabilities, increased $249.8 million, or 36.6%, from March 31, 2024 and increased $447.4 million, or 92.3%, from the year prior to fund net loan growth.
•	The Company’s average cost of funds increased 70 basis points, from 0.67% in the second quarter of 2023 to 1.37% in the second quarter of 2024, while the average cost of total deposits remained comparatively low relative to the industry at 1.23% for the quarter.
•	Through the end of the second quarter of 2024, the Company’s cycle-to-date deposit beta was 22% and the cycle-to-date total funding beta was 24%. The target Federal Funds rate has increased 525 basis points since December 31, 2021, while the Company’s total deposit costs and total funding costs increased 115 basis points and 128 basis points, respectively, over the same period.
•	The Company’s deposit base is well diversified across customer segments, comprised of approximately 61% consumer, 26% business and 13% municipal at the end of the current quarter, and broadly dispersed as illustrated by an average deposit balance per account of under $20,000.
•	66% of the Company’s total deposits were in checking and low interest-bearing savings accounts at the end of the second quarter and the Company does not currently utilize brokered or wholesale deposits. Time deposit accounts represented 16% of the Company’s total deposits at the end of the second quarter of 2024, up six percentage points from the end of the second quarter of 2023 and one percentage point from the end of the prior quarter reflective of customers responding to changes in market interest rates by moving funds into higher yielding products.

Loans and Credit Quality

The Company’s predominantly footprint-based loan portfolio is growing and diversified, with a core focus on credit quality.

•	Ending loans at June 30, 2024 of $10.02 billion were $140.4 million, or 1.4%, higher than March 31, 2024 and $853.1 million, or 9.3%, higher than one year prior driven by increases in all loan categories between both periods due to net organic growth.
•	At June 30, 2024, the Company’s allowance for credit losses totaled $71.4 million, or 0.71% of total loans outstanding, compared to $70.1 million, or 0.71% of total loans outstanding, at March 31, 2024 and $63.3 million, or 0.69% of total loans outstanding, at June 30, 2023.
•	Reflective of an increase in loans outstanding and a stable economic forecast, the Company recorded a $2.7 million provision for credit losses during the second quarter of 2024. While certain macroeconomic concerns are persisting related to non-owner occupied and multifamily CRE, the Company’s exposure to these portfolios remains diverse both geographically and by property type, and relatively low at 15% of total assets, 24% of total loans and 198% of total bank-level regulatory capital. Additionally, the current levels of delinquencies and charge-offs within these portfolios remain below long-term historical averages and credit risk ratings remain stable, reflecting the solid asset quality of these portfolios.
•	The Company recorded net charge-offs of $1.3 million, or an annualized 0.05% of average loans, in the second quarter of 2024 compared to net charge-offs of $0.7 million, or an annualized 0.03% of average loans, in the second quarter of 2023 and net charge-offs of $2.8 million, or an annualized 0.12% of average loans, in the first quarter of 2024.
•	Total delinquent loans, which includes loans 30 or more days past due and nonaccrual loans, as a percentage of total loans outstanding was 0.95% at the end of the second quarter of 2024. This compares to 0.83% at the end of the second quarter of 2023 and 0.93% at March 31, 2024.
•	At June 30, 2024, nonperforming (90 or more days delinquent and non-accruing) loans were $50.5 million, or 0.50% of total loans outstanding compared to $49.5 million, or 0.50% of total loans outstanding at March 31, 2024 and $33.3 million, or 0.36% of total loans outstanding one year earlier.
•	Loans 30 to 89 days delinquent (categorized by the Company as delinquent but performing), which tend to exhibit seasonal characteristics, were 0.45% of total loans outstanding at June 30, 2024, up from 0.43% at the end of the first quarter of 2024 and down from 0.47% one year earlier.

Shareholders’ Equity and Regulatory Capital

The Company’s capital planning and management activities, coupled with its diversified streams of revenue and prudent dividend practices, have allowed it to build and maintain a strong capital position. At June 30, 2024, all of the Company’s and the Bank’s regulatory capital ratios significantly exceeded well-capitalized standards.

•	Shareholders’ equity of $1.67 billion at June 30, 2024 was $52.8 million, or 3.3%, higher than one year ago, primarily due to a $71.0 million increase in retained earnings due to net income retention and a $20.5 million decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio, partially offset by a $54.4 million increase in treasury stock due to share repurchases. Shareholders’ equity increased $13.2 million, or 0.8%, from March 31, 2024, primarily driven by a $24.1 million increase in retained earnings due to net income retention, partially offset by a $11.4 million increase in treasury stock due to share repurchases.
•	The Company’s shareholders’ equity to assets ratio was 10.50% at June 30, 2024, down from 10.71% at June 30, 2023 and up from 10.45% at March 31, 2024.
•	The Company’s tier 1 leverage ratio of 9.07% at June 30, 2024 decreased 28 basis points from one year earlier and increased six basis points from March 31, 2024, remaining substantially above the regulatory well-capitalized standard of 5.0%.
•	The Company’s tangible equity to tangible assets ratio (non-GAAP) was 5.38% at June 30, 2024, up from 5.34% a year earlier and 5.32% at March 31, 2024. Tangible assets (non-GAAP) increased $794.6 million, or 5.6%, from the prior year due primarily to organic loan growth, partially offset by the maturities and sales of certain available-for-sale investment securities. Tangible equity (non-GAAP) increased $48.6 million, or 6.4%, from one year prior due to the aforementioned net income retention and decrease in accumulated other comprehensive loss related to the Company’s investment securities portfolio, partially offset by the impact of share repurchases between the periods.

Dividend Increase and Stock Repurchase Program

The payment of a meaningful and growing dividend is an important component of the Company’s commitment to provide consistent and favorable long-term returns to its shareholders, and it reflects the continued strength of the Company’s long-term operating results and capital position, and management’s confidence in the future performance of the Company. The $0.01 increase in the quarterly dividend declared in the third quarter of 2024 marked the 32nd consecutive year of dividend increases for the Company.

•	During the second quarter of 2024, the Company declared a quarterly cash dividend of $0.45 per share on its common stock, up 2.3% from the $0.44 dividend declared in the second quarter of 2023.
•	On July 17, 2024, the Company announced an additional one cent, or 2.2%, increase in the quarterly dividend to $0.46 per share on its common stock, payable on October 10, 2024 to shareholders of record as of September 13, 2024, representing an annualized yield of 3.1% based upon on the $59.38 closing price of the Company’s stock on July 22, 2024. This increase marked the 32nd consecutive year of dividend increases for the Company.
•	As previously announced, in December 2023 the Company’s Board of Directors (the “Board”) approved a stock repurchase program authorizing the repurchase of up to 2.70 million shares of the Company’s common stock during a twelve-month period starting January 1, 2024. Such repurchases may be made at the discretion of the Company’s senior management based on market conditions and other relevant factors and will be acquired through open market or privately negotiated transactions as permitted under Rule 10b-18 of the Securities Exchange Act of 1934 and other applicable regulatory and legal requirements. There were 1,000,000 shares repurchased pursuant to the 2024 stock repurchase program in the first six months of 2024, including 250,000 shares in the second quarter of 2024.

Non-GAAP Measures

The Company also provides supplemental reporting of its results on an “operating” and “tangible” basis. Results on an “operating” basis exclude the after-tax effects of acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets. Results on a “tangible” basis exclude goodwill and intangible asset balances, net of accumulated amortization and applicable deferred tax amounts. In addition, the Company provides supplemental reporting for “operating pre-tax, pre-provision net revenues,” which subtracts the provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sales of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets from income before income taxes. Although these items are non-GAAP measures, the Company’s management believes this information helps investors and analysts measure underlying core performance and provides better comparability to other organizations that have not engaged in acquisitions or restructuring activities. The Company also provides supplemental reporting of its net interest income and net interest margin on a “fully tax-equivalent” basis, which includes an adjustment to net interest income that represents taxes that would have been paid had nontaxable investment securities and loans been taxable. Although fully tax-equivalent net interest income and net interest margin are non-GAAP measures, the Company’s management believes this information helps enhance comparability of the performance of assets that have different tax liabilities. The amounts for such items are presented in the tables that accompany this release. Operating diluted earnings per share, a non-GAAP measure, was $0.95 in the second quarter of 2024, a decrease from $0.96 in the second quarter of 2023 and an increase from $0.82 in the first quarter of 2024. Operating pre-tax, pre-provision net revenue per share, a non-GAAP measure, was $1.29 in the second quarter of 2024, an increase from $1.24 in the second quarter of 2023 and from $1.18 in the first quarter of 2024.

Conference Call Scheduled

Company management will conduct an investor call at 11:00 a.m. (ET) today, July 23, 2024, to discuss the second quarter 2024 results. The conference call can be accessed at 1-833-630-0464 (1-412-317-1809 if outside the United States and Canada). Investors may also listen live via the Internet at: https://app.webinar.net/VN97qOvz8pd.

This earnings release, including supporting financial tables, is also available within the press releases section of the Company's investor relations website at: https://ir.communityfinancialsystem.com/news-presentations/press-releases/. An archived webcast of the earnings call will be available on this site for one full year.

CBU Investor Day – September 6, 2024

Community Financial System, Inc. (NYSE: CBU) will host its Investor Day on September 6, 2024, which will be available both in person at the New York Stock Exchange conference facilities and virtually. The event will provide an opportunity for investors to engage directly with Company management, gain insights into strategic initiatives, and explore the Company's future growth prospects.

Registration Details:

•	In-Person Attendance: Register here – https://edge.media-server.com/mmc/p/ko6picw9
•	Virtual Attendance: Register here – https://edge.media-server.com/mmc/p/77ifdrya

Additional details, including the agenda, will be available on the Company's website.

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $15 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont and Western Massachusetts. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 75 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Community Bank Wealth Management operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about Community Bank visit www.cbna.com or www.communityfinancialsystem.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from recent bank failures; current and future economic and market conditions, including the effects on CRE and housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management services, and insurance services businesses; the successful integration of operations of its acquisitions and performance of new branches; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing pending merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at https://ir.communityfinancialsystem.com and on the SEC’s website at www.sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	Quarter Ended		Year-to-Date
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Earnings
Loan income	$133,159	$107,275	$260,657	$207,637
Investment income	23,879	24,349	49,040	49,869
Total interest income	157,038	131,624	309,697	257,506
Interest expense	47,629	22,345	93,298	37,197
Net interest income	109,409	109,279	216,399	220,309
Provision for credit losses	2,708	752	8,856	4,252
Net interest income after provision for credit losses	106,701	108,527	207,543	216,057
Deposit service and other banking fees	17,364	17,740	35,271	33,896
Mortgage banking	2,275	11	2,620	286
Employee benefit services	32,118	28,565	63,816	57,949
Insurance services	13,307	11,860	24,416	23,382
Wealth management services	8,691	7,858	17,901	16,103
Loss on sales of investment securities	(232)	0	(232)	(52,329)
Gain on debt extinguishment	0	0	0	242
Unrealized gain (loss) on equity securities	867	(50)	883	(50)
Total noninterest revenues	74,390	65,984	144,675	79,479
Salaries and employee benefits	73,447	68,034	146,510	139,521
Data processing and communications	15,274	14,291	29,622	27,420
Occupancy and equipment	10,715	10,453	22,077	21,477
Amortization of intangible assets	3,877	3,705	7,453	7,372
Legal and professional fees	3,459	3,102	7,800	8,303
Business development and marketing	4,139	4,567	7,184	7,468
Acquisition-related contingent consideration adjustments	0	1,000	0	1,000
Litigation accrual	0	0	119	0
Acquisition expenses	104	(1)	139	56
Other	7,984	7,887	16,179	14,473
Total noninterest expenses	118,999	113,038	237,083	227,090
Income before income taxes	62,092	61,473	115,135	68,446
Income taxes	14,177	13,182	26,348	14,357
Net income	$47,915	$48,291	$88,787	$54,089
Basic earnings per share	$0.91	$0.90	$1.67	$1.00
Diluted earnings per share	$0.91	$0.89	$1.67	$1.00

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024		2023
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Earnings
Loan income	$133,159	$127,498	$122,392	$115,138	$107,275
Investment income	23,879	25,161	23,934	22,418	24,349
Total interest income	157,038	152,659	146,326	137,556	131,624
Interest expense	47,629	45,669	37,136	29,770	22,345
Net interest income	109,409	106,990	109,190	107,786	109,279
Provision for credit losses	2,708	6,148	4,073	2,878	752
Net interest income after provision for credit losses	106,701	100,842	105,117	104,908	108,527
Deposit service and other banking fees	17,364	17,907	18,003	17,478	17,740
Mortgage banking	2,275	345	196	113	11
Employee benefit services	32,118	31,698	30,015	29,997	28,565
Insurance services	13,307	11,109	11,599	12,113	11,860
Wealth management services	8,691	9,210	7,904	7,934	7,858
Loss on sales of investment securities	(232)	0	0	0	0
Unrealized gain (loss) on equity securities	867	16	52	(49)	(50)
Total noninterest revenues	74,390	70,285	67,769	67,586	65,984
Salaries and employee benefits	73,447	73,063	71,595	70,687	68,034
Data processing and communications	15,274	14,348	14,685	15,480	14,291
Occupancy and equipment	10,715	11,362	10,715	10,358	10,453
Amortization of intangible assets	3,877	3,576	3,563	3,576	3,705
Legal and professional fees	3,459	4,341	3,792	3,826	3,102
Business development and marketing	4,139	3,045	3,635	4,628	4,567
Acquisition-related contingent consideration adjustments	0	0	2,200	80	1,000
Litigation accrual	0	119	5,800	0	0
Acquisition expenses	104	35	7	0	(1)
Restructuring expenses	0	0	1,163	0	0
Other	7,984	8,195	11,936	7,869	7,887
Total noninterest expenses	118,999	118,084	129,091	116,504	113,038
Income before income taxes	62,092	53,043	43,795	55,990	61,473
Income taxes	14,177	12,171	10,089	11,861	13,182
Net income	$47,915	$40,872	$33,706	$44,129	$48,291
Basic earnings per share	$0.91	$0.77	$0.63	$0.82	$0.90
Diluted earnings per share	$0.91	$0.76	$0.63	$0.82	$0.89
Profitability (GAAP)
Return on assets (GAAP)	1.22%	1.04%	0.87%	1.16%	1.28%
Return on equity (GAAP)	11.79%	9.78%	8.53%	10.90%	11.86%
Noninterest revenues/total revenues (GAAP)	40.5%	39.6%	38.3%	38.5%	37.6%
Efficiency ratio (GAAP)	64.7%	66.6%	72.9%	66.4%	64.5%
Profitability (non-GAAP)
Operating return on assets (non-GAAP)	1.29%	1.11%	1.13%	1.23%	1.38%
Operating return on equity (non-GAAP)	12.43%	10.47%	11.10%	11.62%	12.78%
Return on tangible equity (non-GAAP)	24.90%	19.94%	18.75%	23.34%	24.89%
Operating return on tangible equity (non-GAAP)	26.25%	21.36%	24.38%	24.89%	26.82%
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	40.1%	39.4%	38.1%	38.3%	37.4%
Operating efficiency ratio (non-GAAP)	62.5%	64.1%	65.4%	64.0%	61.4%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024		2023
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Components of Net Interest Margin (FTE)
Loan yield	5.38%	5.25%	5.08%	4.92%	4.75%
Cash equivalents yield	5.10%	5.39%	5.49%	4.97%	4.27%
Investment yield	2.11%	2.02%	2.03%	1.96%	2.07%
Earning asset yield	4.35%	4.24%	4.11%	3.94%	3.82%
Interest-bearing deposit rate	1.68%	1.56%	1.37%	1.09%	0.84%
Borrowing rate	3.71%	3.81%	3.12%	3.34%	2.60%
Cost of all interest-bearing funds	1.83%	1.77%	1.48%	1.23%	0.94%
Cost of total deposits	1.23%	1.14%	0.98%	0.76%	0.59%
Cost of funds (includes noninterest-bearing deposits)	1.37%	1.31%	1.08%	0.88%	0.67%
Net interest margin	3.01%	2.95%	3.05%	3.07%	3.14%
Net interest margin (FTE) (non-GAAP)	3.04%	2.98%	3.07%	3.10%	3.18%
Fully tax-equivalent adjustment (non-GAAP)	$953	$1,014	$1,037	$1,034	$1,080
Average Balances
Loans	$9,969,462	$9,788,707	$9,583,396	$9,303,479	$9,072,956
Cash equivalents	48,872	230,299	113,071	53,279	28,491
Taxable investment securities	4,119,882	4,071,256	4,032,386	4,080,835	4,313,875
Nontaxable investment securities	466,757	488,381	493,434	508,356	525,314
Total interest-earning assets	14,604,973	14,578,643	14,222,287	13,945,949	13,940,636
Total assets	15,778,974	15,796,867	15,333,131	15,123,226	15,150,001
Interest-bearing deposits	9,679,296	9,462,083	9,266,908	8,961,895	9,053,199
Borrowings	785,946	936,588	665,322	619,510	523,585
Total interest-bearing liabilities	10,465,242	10,398,671	9,932,230	9,581,405	9,576,784
Noninterest-bearing deposits	3,534,516	3,570,902	3,706,781	3,810,542	3,836,341
Shareholders' equity	1,633,875	1,681,211	1,567,381	1,605,798	1,632,992
Balance Sheet Data
Cash and cash equivalents	$201,493	$338,381	$190,962	$455,807	$222,779
Investment securities	4,166,562	4,152,114	4,165,312	3,960,001	4,231,899
Loans:
Business lending	4,294,173	4,220,199	4,084,396	3,914,935	3,833,697
Consumer mortgage	3,368,166	3,317,467	3,285,018	3,196,764	3,072,090
Consumer indirect	1,723,002	1,716,028	1,703,440	1,708,302	1,644,811
Home equity	452,013	446,056	446,515	444,764	439,186
Consumer direct	186,503	183,750	185,229	185,301	180,985
Total loans	10,023,857	9,883,500	9,704,598	9,450,066	9,170,769
Allowance for credit losses	71,442	70,091	66,669	64,945	63,284
Goodwill and intangible assets, net	905,780	904,439	897,987	901,334	901,709
Other assets	680,566	650,327	663,563	684,059	644,178
Total assets	15,906,816	15,858,670	15,555,753	15,386,322	15,108,050
Deposits:
Noninterest-bearing	3,649,389	3,554,686	3,638,527	3,780,519	3,855,085
Non-maturity interest-bearing	7,446,935	7,835,543	7,569,131	7,755,916	7,740,818
Time	2,041,564	1,961,793	1,720,463	1,494,353	1,275,883
Total deposits	13,137,888	13,352,022	12,928,121	13,030,788	12,871,786
Customer repurchase agreements	215,453	287,241	304,595	330,252	233,469
Other borrowings	716,721	395,122	460,603	316,837	251,284
Accrued interest and other liabilities	166,574	167,330	164,497	153,506	134,105
Total liabilities	14,236,636	14,201,715	13,857,816	13,831,383	13,490,644
Shareholders' equity	1,670,180	1,656,955	1,697,937	1,554,939	1,617,406
Total liabilities and shareholders' equity	15,906,816	15,858,670	15,555,753	15,386,322	15,108,050

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024		2023
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Capital and Other
Shareholders’ equity/total assets (GAAP)	10.50%	10.45%	10.92%	10.11%	10.71%
Tangible equity/tangible assets (non-GAAP)	5.38%	5.32%	5.75%	4.81%	5.34%
Tier 1 leverage ratio	9.07%	9.01%	9.34%	9.44%	9.35%
Loan-to-deposit ratio	76.3%	74.0%	75.1%	72.5%	71.2%
Diluted weighted average common shares outstanding	52,935	53,467	53,665	53,798	54,008
Period end common shares outstanding	52,523	52,765	53,327	53,427	53,528
Cash dividends declared per common share	$0.45	$0.45	$0.45	$0.45	$0.44
Book value (GAAP)	$31.80	$31.40	$31.84	$29.10	$30.22
Tangible book value (non-GAAP)	$15.41	$15.12	$15.85	$13.07	$14.21
Common stock price at quarter-end	$47.21	$48.03	$52.11	$42.21	$46.88
Asset Quality
Nonaccrual loans	$47,407	$44,904	$48,687	$33,122	$29,923
Accruing loans 90+ days delinquent	3,106	4,554	5,886	3,731	3,395
Total nonperforming loans	50,513	49,458	54,573	36,853	33,318
Other real estate owned (OREO)	1,662	1,742	1,159	578	623
Total nonperforming assets	52,175	51,200	55,732	37,431	33,941
Net charge-offs	1,286	2,840	2,337	1,249	706
Allowance for credit losses/loans outstanding	0.71%	0.71%	0.69%	0.69%	0.69%
Nonperforming loans/loans outstanding	0.50%	0.50%	0.56%	0.39%	0.36%
Allowance for credit losses/nonperforming loans	141%	142%	122%	176%	190%
Net charge-offs/average loans	0.05%	0.12%	0.10%	0.05%	0.03%
Delinquent loans/ending loans	0.95%	0.93%	1.06%	0.90%	0.83%
Provision for credit losses/net charge-offs	211%	216%	174%	230%	106%
Nonperforming assets/total assets	0.33%	0.32%	0.36%	0.24%	0.22%
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue (non-GAAP)
Net income (GAAP)	$47,915	$40,872	$33,706	$44,129	$48,291
Income taxes	14,177	12,171	10,089	11,861	13,182
Income before income taxes	62,092	53,043	43,795	55,990	61,473
Provision for credit losses	2,708	6,148	4,073	2,878	752
Pre-tax, pre-provision net revenue (non-GAAP)	64,800	59,191	47,868	58,868	62,225
Acquisition expenses	104	35	7	0	(1)
Acquisition-related contingent consideration adjustments	0	0	2,200	80	1,000
Restructuring expenses	0	0	1,163	0	0
Litigation accrual	0	119	5,800	0	0
Loss on sales of investment securities	232	0	0	0	0
Unrealized (gain) loss on equity securities	(867)	(16)	(52)	49	50
Amortization of intangible assets	3,877	3,576	3,563	3,576	3,705
Operating pre-tax, pre-provision net revenue (non-GAAP)	$68,146	$62,905	$60,549	$62,573	$66,979

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024		2023
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating pre-tax, pre-provision net revenue per share (non-GAAP)
Diluted earnings per share (GAAP)	$0.91	$0.76	$0.63	$0.82	$0.89
Income taxes	0.26	0.23	0.19	0.22	0.25
Income before income taxes	1.17	0.99	0.82	1.04	1.14
Provision for credit losses	0.06	0.12	0.07	0.05	0.01
Pre-tax, pre-provision net revenue per share (non-GAAP)	1.23	1.11	0.89	1.09	1.15
Acquisition expenses	0.00	0.00	0.00	0.00	0.00
Acquisition-related contingent consideration adjustments	0.00	0.00	0.04	0.00	0.02
Restructuring expenses	0.00	0.00	0.02	0.00	0.00
Litigation accrual	0.00	0.00	0.11	0.00	0.00
Loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Unrealized (gain) loss on equity securities	(0.01)	0.00	0.00	0.00	0.00
Amortization of intangible assets	0.07	0.07	0.07	0.07	0.07
Operating pre-tax, pre-provision net revenue per share (non-GAAP)	$1.29	$1.18	$1.13	$1.16	$1.24

Operating net income (non-GAAP)
Net income (GAAP)	$47,915	$40,872	$33,706	$44,129	$48,291
Acquisition expenses	104	35	7	0	(1)
Tax effect of acquisition expenses	(23)	(8)	(1)	0	0
Subtotal (non-GAAP)	47,996	40,899	33,712	44,129	48,290
Acquisition-related contingent consideration adjustments	0	0	2,200	80	1,000
Tax effect of acquisition-related contingent consideration adjustments	0	0	(443)	(17)	(214)
Subtotal (non-GAAP)	47,996	40,899	35,469	44,192	49,076
Restructuring expenses	0	0	1,163	0	0
Tax effect of restructuring expenses	0	0	(234)	0	0
Subtotal (non-GAAP)	47,996	40,899	36,398	44,192	49,076
Litigation accrual	0	119	5,800	0	0
Tax effect of litigation accrual	0	(26)	(1,168)	0	0
Subtotal (non-GAAP)	47,996	40,992	41,030	44,192	49,076
Loss on sales of investment securities	232	0	0	0	0
Tax effect of loss on sales of investment securities	(52)	0	0	0	0
Subtotal (non-GAAP)	48,176	40,992	41,030	44,192	49,076
Unrealized (gain) loss on equity securities	(867)	(16)	(52)	49	50
Tax effect of unrealized (gain) loss on equity securities	193	4	10	(10)	(11)
Subtotal (non-GAAP)	47,502	40,980	40,988	44,231	49,115
Amortization of intangible assets	3,877	3,576	3,563	3,576	3,705
Tax effect of amortization of intangible assets	(864)	(787)	(718)	(757)	(793)
Operating net income (non-GAAP)	$50,515	$43,769	$43,833	$47,050	$52,027

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024		2023
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Operating diluted earnings per share (non-GAAP)
Diluted earnings per share (GAAP)	$0.91	$0.76	$0.63	$0.82	$0.89
Acquisition expenses	0.00	0.00	0.00	0.00	0.00
Tax effect of acquisition expenses	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.91	0.76	0.63	0.82	0.89
Acquisition-related contingent consideration adjustments	0.00	0.00	0.04	0.00	0.02
Tax effect of acquisition-related contingent consideration adjustments	0.00	0.00	(0.01)	0.00	0.00
Subtotal (non-GAAP)	0.91	0.76	0.66	0.82	0.91
Restructuring expenses	0.00	0.00	0.02	0.00	0.00
Tax effect of restructuring expenses	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.91	0.76	0.68	0.82	0.91
Litigation accrual	0.00	0.00	0.11	0.00	0.00
Tax effect of litigation accrual	0.00	0.00	(0.03)	0.00	0.00
Subtotal (non-GAAP)	0.91	0.76	0.76	0.82	0.91
Loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Tax effect of loss on sales of investment securities	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.91	0.76	0.76	0.82	0.91
Unrealized (gain) loss on equity securities	(0.01)	0.00	0.00	0.00	0.00
Tax effect of unrealized (gain) loss on equity securities	0.00	0.00	0.00	0.00	0.00
Subtotal (non-GAAP)	0.90	0.76	0.76	0.82	0.91
Amortization of intangible assets	0.07	0.07	0.07	0.07	0.07
Tax effect of amortization of intangible assets	(0.02)	(0.01)	(0.01)	(0.02)	(0.02)
Operating diluted earnings per share (non-GAAP)	$0.95	$0.82	$0.82	$0.87	$0.96

Return on assets
Net income (GAAP)	$47,915	$40,872	$33,706	$44,129	$48,291
Average total assets	15,778,974	15,796,867	15,333,131	15,123,226	15,150,001
Return on assets (GAAP)	1.22%	1.04%	0.87%	1.16%	1.28%

Operating return on assets (non-GAAP)
Operating net income (non-GAAP)	$50,515	$43,769	$43,833	$47,050	$52,027
Average total assets	15,778,974	15,796,867	15,333,131	15,123,226	15,150,001
Operating return on assets (non-GAAP)	1.29%	1.11%	1.13%	1.23%	1.38%

Return on equity
Net income (GAAP)	$47,915	$40,872	$33,706	$44,129	$48,291
Average total equity	1,633,875	1,681,211	1,567,381	1,605,798	1,632,992
Return on equity (GAAP)	11.79%	9.78%	8.53%	10.90%	11.86%

Operating return on equity (non-GAAP)
Operating net income (non-GAAP)	$50,515	$43,769	$43,833	$47,050	$52,027
Average total equity	1,633,875	1,681,211	1,567,381	1,605,798	1,632,992
Operating return on equity (non-GAAP)	12.43%	10.47%	11.10%	11.62%	12.78%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024		2023
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Net interest margin
Net interest income	$109,409	$106,990	$109,190	$107,786	$109,279
Total average interest-earning assets	14,604,973	14,578,643	14,222,287	13,945,949	13,940,636
Net interest margin	3.01%	2.95%	3.05%	3.07%	3.14%

Net interest margin (FTE) (non-GAAP)
Net interest income	$109,409	$106,990	$109,190	$107,786	$109,279
Fully tax-equivalent adjustment (non-GAAP)	953	1,014	1,037	1,034	1,080
Fully tax-equivalent net interest income (non-GAAP)	110,362	108,004	110,227	108,820	110,359
Total average interest-earning assets	14,604,973	14,578,643	14,222,287	13,945,949	13,940,636
Net interest margin (FTE) (non-GAAP)	3.04%	2.98%	3.07%	3.10%	3.18%

Operating noninterest revenues (non-GAAP)
Noninterest revenues (GAAP)	$74,390	$70,285	$67,769	$67,586	$65,984
Loss on sales of investment securities	232	0	0	0	0
Unrealized (gain) loss on equity securities	(867)	(16)	(52)	49	50
Total operating noninterest revenues (non-GAAP)	$73,755	$70,269	$67,717	$67,635	$66,034

Operating noninterest expenses (non-GAAP)
Noninterest expenses (GAAP)	$118,999	$118,084	$129,091	$116,504	$113,038
Acquisition expenses	(104)	(35)	(7)	0	1
Acquisition-related contingent consideration adjustments	0	0	(2,200)	(80)	(1,000)
Restructuring expenses	0	0	(1,163)	0	0
Litigation accrual	0	(119)	(5,800)	0	0
Amortization of intangible assets	(3,877)	(3,576)	(3,563)	(3,576)	(3,705)
Total operating noninterest expenses (non-GAAP)	$115,018	$114,354	$116,358	$112,848	$108,334

Operating revenues (non-GAAP)
Net interest income (GAAP)	$109,409	$106,990	$109,190	$107,786	$109,279
Noninterest revenues (GAAP)	74,390	70,285	67,769	67,586	65,984
Total revenues (GAAP)	183,799	177,275	176,959	175,372	175,263
Loss on sales of investment securities	232	0	0	0	0
Unrealized (gain) loss on equity securities	(867)	(16)	(52)	49	50
Total operating revenues (non-GAAP)	$183,164	$177,259	$176,907	$175,421	$175,313

Noninterest revenues/total revenues
Total noninterest revenues (GAAP) – numerator	$74,390	$70,285	$67,769	$67,586	$65,984
Total revenues (GAAP) – denominator	183,799	177,275	176,959	175,372	175,263
Noninterest revenues/total revenues (GAAP)	40.5%	39.6%	38.3%	38.5%	37.6%

Operating noninterest revenues/operating revenues (FTE) (non-GAAP)
Total operating noninterest revenues (non-GAAP) – numerator	$73,755	$70,269	$67,717	$67,635	$66,034
Total operating revenues (non-GAAP)	183,164	177,259	176,907	175,421	175,313
Fully tax-equivalent adjustment (non-GAAP)	953	1,014	1,037	1,034	1,080
Total operating revenues (FTE) (non-GAAP) – denominator	184,117	178,273	177,944	176,455	176,393
Operating noninterest revenues/operating revenues (FTE) (non-GAAP)	40.1%	39.4%	38.1%	38.3%	37.4%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024		2023
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Efficiency ratio (GAAP)
Total noninterest expenses (GAAP) – numerator	$118,999	$118,084	$129,091	$116,504	$113,038
Total revenues (GAAP) – denominator	183,799	177,275	176,959	175,372	175,263
Efficiency ratio (GAAP)	64.7%	66.6%	72.9%	66.4%	64.5%

Operating efficiency ratio (non-GAAP)
Total operating noninterest expenses (non-GAAP) - numerator	$115,018	$114,354	$116,358	$112,848	$108,334
Total operating revenues (FTE) (non-GAAP) - denominator	184,117	178,273	177,944	176,455	176,393
Operating efficiency ratio (non-GAAP)	62.5%	64.1%	65.4%	64.0%	61.4%

Total tangible assets (non-GAAP)
Total assets (GAAP)	$15,906,816	$15,858,670	$15,555,753	$15,386,322	$15,108,050
Goodwill and intangible assets, net	(905,780)	(904,439)	(897,987)	(901,334)	(901,709)
Deferred taxes on goodwill and intangible assets, net	44,921	45,433	45,198	44,593	45,003
Total tangible assets (non-GAAP)	$15,045,957	$14,999,664	$14,702,964	$14,529,581	$14,251,344

Total tangible common equity (non-GAAP)
Shareholders' equity (GAAP)	$1,670,180	$1,656,955	$1,697,937	$1,554,939	$1,617,406
Goodwill and intangible assets, net	(905,780)	(904,439)	(897,987)	(901,334)	(901,709)
Deferred taxes on goodwill and intangible assets, net	44,921	45,433	45,198	44,593	45,003
Total tangible common equity (non-GAAP)	$809,321	$797,949	$845,148	$698,198	$760,700

Shareholders’ equity-to-assets ratio at quarter end
Total shareholders’ equity (GAAP) – numerator	$1,670,180	$1,656,955	$1,697,937	$1,554,939	$1,617,406
Total assets (GAAP) – denominator	15,906,816	15,858,670	15,555,753	15,386,322	15,108,050
Shareholders’ equity-to-assets ratio at quarter end (GAAP)	10.50%	10.45%	10.92%	10.11%	10.71%

Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)
Total tangible common equity (non-GAAP) - numerator	$809,321	$797,949	$845,148	$698,198	$760,700
Total tangible assets (non-GAAP) - denominator	15,045,957	14,999,664	14,702,964	14,529,581	14,251,344
Tangible equity-to-tangible assets ratio at quarter end (non-GAAP)	5.38%	5.32%	5.75%	4.81%	5.34%

Return on tangible equity (non-GAAP)
Net income (GAAP)	$47,915	$40,872	$33,706	$44,129	$48,291
Average shareholders’ equity	1,633,875	1,681,211	1,567,381	1,605,798	1,632,992
Average goodwill and intangible assets, net	(905,134)	(902,215)	(899,027)	(900,562)	(900,038)
Average deferred taxes on goodwill and intangible assets, net	45,177	45,315	44,896	44,798	45,186
Average tangible common equity (non-GAAP)	773,918	824,311	713,250	750,034	778,140
Return on tangible equity (non-GAAP)	24.90%	19.94%	18.75%	23.34%	24.89%

Operating return on tangible equity (non-GAAP)
Operating net income (non-GAAP)	$50,515	$43,769	$43,833	$47,050	$52,027
Average tangible common equity (non-GAAP)	773,918	824,311	713,250	750,034	778,140
Operating return on tangible equity (non-GAAP)	26.25%	21.36%	24.38%	24.89%	26.82%

Summary of Financial Data (unaudited)
(Dollars in thousands, except per share data)
	2024		2023
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Quarterly GAAP to Non-GAAP Reconciliations
Book value (GAAP)
Total shareholders’ equity (GAAP) – numerator	$1,670,180	$1,656,955	$1,697,937	$1,554,939	$1,617,406
Period end common shares outstanding – denominator	52,523	52,765	53,327	53,427	53,528
Book value (GAAP)	$31.80	$31.40	$31.84	$29.10	$30.22

Tangible book value (non-GAAP)
Total tangible common equity (non-GAAP) – numerator	$809,321	$797,949	$845,148	$698,198	$760,700
Period end common shares outstanding – denominator	52,523	52,765	53,327	53,427	53,528
Tangible book value (non-GAAP)	$15.41	$15.12	$15.85	$13.07	$14.21

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